SHARE PURCHASE AGREEMENT

BY AND BETWEEN

MINERVA SURGICAL, INC.,

AND

ACCELMED PARTNERS II L.P.

SEPTEMBER 28, 2023

TABLE OF CONTENTS

1.	Definitions	1
2.	Purchase and Sale of Shares	7
2.1	Purchase and Sale	7
2.2	Closing	7
3.	Representations and Warranties of the Company	8
3.1	Organization and Power	8
3.2	Capitalization	8
3.3	Agreements with Securityholders	9
3.4	Authorization	9
3.5	Valid Issuance; Reservation of Shares	9
3.6	No Violation or Default; No Conflict; No Anti-Takeover Provision	10
3.7	Consents	10
3.8	SEC Filings; Financial Statements	11
3.9	Absence of Changes	11
3.10	Absence of Litigation	11
3.11	Compliance with Law	12
3.12	Compliance with Health Care Laws	12
3.13	Product Manufacturing	13
3.14	Licenses and Permits	13
3.15	Intellectual Property	13
3.16	Open Source Software	14
3.17	Compliance with ERISA	14
3.18	Compliance with Law	15
3.19	Taxes	15
3.20	Environmental Laws	16
3.21	Title	17
3.22	Insurance	17
3.23	Nasdaq Stock Market	17
3.24	Sarbanes-Oxley Act	17
3.25	FDA and Related Matters	17
3.26	Clinical Studies	18
3.27	Safety Notices	18
3.28	Accounting Controls and Disclosure Controls and Procedures	18
3.29	Price Stabilization of Common Stock	19
3.30	Investment Company Act	19
3.31	General Solicitation; No Integration or Aggregation	19
3.32	Brokers and Finders	20
3.33	Reliance by the Purchaser	20
3.34	No Disqualification Events	20
3.35	Anti-Bribery and Anti-Money Laundering Laws	20
3.36	Cybersecurity; Compliance with Data Privacy Laws	20
3.37	Transactions with Affiliates and Employees	21

3.38	Shell Company Status	21
3.39	OFAC	21
3.40	No Other Representations or Warranties	22
4.	Representations and Warranties of the Purchaser	22
4.1	Organization	22
4.2	Authorization	22
4.3	No Conflict	22
4.4	Consents	23
4.5	Residency	23
4.6	Brokers and Finders	23
4.7	Investment Representations and Warranties	23
4.8	Intent	23
4.9	Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks	24
4.10	Tax Advisors	24
4.11	Securities Not Registered; Legends	24
4.12	RESERVED	25
4.13	Reliance by the Company	25
4.14	No General Solicitation	25
4.15	No Reliance	25
4.16	Access to Information	26
4.17	Certain Trading Activities	26
4.18	Disqualification Event	26
4.19	Compliance with Laws	27
5.	Covenants	27
5.1	Further Assurances	27
5.2	Listing	27
5.3	Disclosure of Transactions	27
5.4	Pre-Closing Covenants	28
5.5	RESERVED	30
5.6	Integration	31
5.7	Subsequent Equity Sales	31
5.8	Use of Proceeds	31
5.9	Removal of Legends	31
5.10	Furnishing of Information	32
5.11	Senior Security	32
5.12	Blue Sky Laws	33
5.13	Delivery of Shares After Closing	33
5.14	Transfer Taxes	33
6.	Conditions of Closing	33
6.1	Conditions to the Obligation of the Purchaser	33
6.2	Conditions to the Obligation of the Company	35
7.	Termination	36

8.	RESERVED.	36
9.	Miscellaneous Provisions	36
9.1	Public Statements or Releases; Use of Name and Logo	36
9.2	Interpretation	37
9.3	Notices	37
9.4	Severability	38
9.5	Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury	38
9.6	Waiver	39
9.7	Expenses	39
9.8	Assignment	39
9.9	Confidential Information	40
9.10	Business Opportunities	40
9.11	RESERVED	41
9.12	Third Parties	41
9.13	RESERVED	41
9.14	Counterparts	41
9.15	Entire Agreement; Amendments	41
9.16	Survival	41
9.17	Mutual Drafting	41
9.18	Waiver of Conflicts	41

Exhibits

Exhibit A Form of Registration Rights Agreement

This SHARE PURCHASE AGREEMENT (this “Agreement”) is dated as of September 28, 2023, by and among Minerva Surgical, Inc., a Delaware corporation (the “Company”), and Accelmed Partners II L.P. (the “Purchaser”).

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined below);

WHEREAS, the Company requires additional financing to satisfy the requirement of potential lenders for the Refinancing that the Company complete an equity financing of at least $20,000,000 prior to the Refinancing;

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, upon the terms and subject to the conditions stated in this Agreement, Shares (as defined below) of the Company as more fully described in this Agreement; and

WHEREAS, contemporaneously with the sale of the Shares, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A, pursuant to which the Company will agree to provide certain registration rights in respect of the Shares under the Securities Act and applicable state securities laws.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and the Purchaser agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“2023 SEC Reports” shall mean the Company’s (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (including, for the avoidance of doubt, the information required by Part III that is included in the Company’s Amendment No. 1 to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022), (b) Quarterly Reports on Form 10-Q, and (c) Current Reports on Form 8-K, in each case (a) – (c), (i) filed or furnished (as applicable) by the Company with the SEC after December 31, 2022, and (ii) together with any documents incorporated by reference therein or exhibits thereto.

“ACA” has the meaning set forth in Section 3.12 hereof.

“Accelmed Designees” shall mean collectively any directors and non-voting observers appointed to the Board of Directors by the Purchaser.

“Accelmed Director” shall mean any director appointed to the Board of Directors by the Purchaser.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person. For the avoidance of doubt, solely for purposes of this Agreement, the Purchaser and its respective Affiliates shall be deemed not to be an Affiliate of the Company and its Affiliates.

“Agreement” has the meaning set forth in the recitals hereof.

“Amended and Restated Bylaws” shall mean the Bylaws of the Company, as in effect on the date hereof.

“Amended and Restated Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company, as in effect on the date hereof.

“Authorizations” shall have the meaning set forth in Section 3.25 hereof.

“Board of Directors” shall mean the board of directors of the Company.

“Change of Control” means any of the following events: (a) any Person or group of Persons is or becomes the beneficial owner, directly or indirectly, of a majority of the total voting power represented by all then-outstanding Common Stock of the Company; or (b) the Company consolidates with or merges into another Person, or any Person consolidates with or merges into the Company, other than (i) a merger or consolidation which would result in the Common Stock outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the Common Stock of such surviving entity or any parent thereof outstanding immediately after such merger or consolidation (and the references to the Company in the definition of Common Stock shall be deemed to refer to such surviving entity or the parent thereof), (ii) a merger or consolidation which would result in the members of the Board of Directors immediately prior to such merger or consolidation comprising a majority of the board of directors of the surviving entity or the parent thereof, or (iii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person or group of Persons or such Person’s or Persons’ stockholders taken as a whole becomes the beneficial owner, directly or indirectly, of a majority of the total voting power of all then-outstanding Common Stock.

“CIBC” means Canadian Imperial Bank of Commerce.

“CIBC Loan Agreement” means the Loan and Security Agreement by and between the Company and CIBC, dated October 8, 2021, as amended through the date of this Agreement.

“Closing” has the meaning set forth in Section 2.2 hereof.

“Closing Conditions” has the meaning set forth in Section 2.2 hereof.

“Closing Date” shall mean such date and time as mutually agreed by the Company and the Purchaser, but in no event earlier than the thirtieth day following the date of this Agreement and in no event later than the third (3rd) business day following the date on which the Closing Conditions are fully satisfied (other than those Closing Conditions that by their nature or pursuant to the terms of this Agreement are to be satisfied at or immediately prior to the Closing, but subject to the satisfaction or, where permitted, the waiver of such Closing Conditions).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the Company’s common stock, par value $0.001 per share.

“Common Stock Equivalents” shall mean any securities of the Company or any subsidiary that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the recitals hereof.

“Company Senior Security Notice” has the meaning set forth in Section 5.11 hereof.

“Confidential Information” means, with respect to any Person, any confidential information concerning such Person, its businesses or affairs, including any trade secrets or confidential business or technical information of such Person or its products, licensees, customers, suppliers or development or manufacturing partners, clinical or preclinical results and information, manufacturing information, cost or pricing information, know-how, technology, inventions, improvements and other business information, materials and property; provided, however, that such Confidential Information will not include information that (a) has become publicly known through no wrongful act or breach of any obligation of confidentiality by any of the parties or any of their Affiliates, (b) was approved in writing for release by the party owning such Confidential Information, (c) is or has been independently developed or conceived by the Purchaser or any of its Affiliates without the Company’s Confidential Information, or (d) is or has been made known or disclosed to the Purchaser or any of its Affiliates by a third party or was otherwise in the possession of the Purchaser, provided that such source is not known (and would not reasonably be expected to be known) by the other party to be bound by a confidentiality agreement with, or any other contractual, legal or fiduciary obligation of confidentiality to, the furnishing party or any other party with respect to such information.

“Covered Person” has the meaning set forth in Section 3.34 hereof.

“Designated Directors” shall mean collectively Catherine Coste, Niquette Hunt, Jill Anderson and Derrick Sung.

“Disclosure Document” has the meaning set forth in Section 5.3 hereof.

“Disqualification Event” has the meaning set forth in Section 3.34 hereof.

“Environmental Laws” has the meaning set forth in Section 3.20 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, together with all of the rules and regulations promulgated thereunder.

“Exchanged Shares” has the meaning set forth in Section 5.11 hereof.

"Existing Registration Rights Agreement” means the Registration Rights Agreement dated February 9, 2023, by and among the Company and the purchasers identified therein.

“FDA” shall mean the U.S. Food and Drug Administration.

“Financial Statements” has the meaning set forth in Section 3.8(b) hereof.

“GAAP” has the meaning set forth in Section 3.8(b) hereof.

“Governmental Authority” means any foreign, federal, state, provincial, local or other court, governmental authority, tribunal, commission or regulatory body, or any political or other subdivision, department, agency or branch of any of the foregoing.

“Health Care Laws” has the meaning set forth in Section 3.12 hereof.

“HIPAA” has the meaning set forth in Section 3.12 hereof.

“Intellectual Property” has the meaning set forth in Section 3.15 hereof.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, together with all of the rules and regulations promulgated thereunder.

“Irrevocable Transfer Agent Instructions” has the meaning set forth in Section 6.1(k) hereof.

“IT Systems” has the meaning set forth in Section 3.36 hereof.

“Law” means any international, national, federal, state or local law, constitution, treaty, convention, statute, ordinance, code, rule, regulation or common law or other similar requirement enacted, adopted, promulgated or applied by any Governmental Authority, each as amended and now and hereafter in effect.

“Liens” means any mortgage, pledge, lien, charge, claim, encumbrance, security interest, adverse ownership interest or other restriction of any kind or nature, whether based on common law, statute or contract.

“Lock-Up Period” has the meaning set forth in Section 5.7 hereof.

“Material Adverse Effect” shall mean any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, properties, financial condition, prospects, assets, liabilities, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement or with respect to the Closing or would reasonably be expected to do so.

“Material Company Code” has the meaning set forth in Section 3.16 hereof.

“National Exchange” shall mean any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market and the Nasdaq Capital Market. As of the date of this Agreement, references to the applicable National Exchange refer to the Nasdaq Capital Market.

“Open Source Software” has the meaning set forth in Section 3.16 hereof.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Personal Data” has the meaning set forth in Section 3.36 hereof.“Plan” shall mean an employee benefit plan, within the meaning of Section 3(3) of ERISA, for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any liability.

“Privacy Policies” has the meaning set forth in Section 3.36 hereof.

“Privacy Obligations” has the meaning set forth in Section 3.36 hereof.

“Programs” has the meaning set forth in Section 3.12 hereof

“Purchase Price” has the meaning set forth in Section 2.1 hereof.

“Purchaser” has the meaning set forth in the recitals hereof.

“Purchaser Adverse Effect” has the meaning set forth in Section 4.3 hereof.

“Refinancing” shall mean the replacement of the borrowings under the CIBC Loan Agreement with new financing that provides at least $40 million of initial funding to the Company and with such other terms and conditions acceptable to the Purchaser, which determination shall be made in the Purchaser’s sole and absolute discretion.

“Refinancing Documentation” shall mean the documentation required in connection with the Refinancing, which shall be acceptable to the Purchaser, which determination shall be made in the Purchaser’s sole and absolute discretion.

“Registration Rights Agreement” has the meaning set forth in Section 6.1(l) hereof.

“Reverse Split” shall mean the reverse stock split of the Common Stock at a reverse stock split ratio of 1-for-20 contemplated to be effective as of 11:59 p.m. ET on September 29, 2023.

“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 506(d) Related Party” has the meaning set forth in Section 4.18.

“Safety Notices” has the meaning set forth in Section 3.27 hereof.

“Sanctions” has the meaning set forth in Section 3.39 hereof.

“Sarbanes-Oxley Act” shall mean Sarbanes-Oxley Act of 2002, as amended, together with all of the rules and regulations promulgated in connection therewith.

“SEC” shall mean the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.8(a) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, together with all of the rules and regulations promulgated thereunder.

“Senior Security” has the meaning set forth in Section 5.11 hereof.

“Senior Security Exchange” has the meaning set forth in Section 5.11 hereof.

“Senior Security Issuance” has the meaning set forth in Section 5.11 hereof.

“Shares” shall mean the shares of Common Stock issued to the Purchaser pursuant to this Agreement.

“Short Sales” shall mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Studies” has the meaning set forth in Section 3.26 hereof.

“Tax Returns” shall mean returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns.

“Tax” or “Taxes” shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Transaction Agreements” shall mean this Agreement and the Registration Rights Agreement.

“Transfer Agent” shall mean, with respect to Common Stock, American Stock Transfer & Trust Company, LLC, or such other financial institution that provides transfer agent services as proposed by the Company and consented to by the Purchaser, which consent shall not be unreasonably withheld.

“Transfer Taxes” shall mean all transfer, documentary, sales, use, stamp, registration, value added, goods and services and similar Taxes imposed with respect to the transactions contemplated by this Agreement.

“USPTO” has the meaning set forth in Section 3.15 hereof.

“Willful Breach” has the meaning set forth in Section 7 hereof.

2. Purchase and Sale of Shares.

2.1 Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell, and the Purchaser agrees to purchase, an aggregate number of Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Company’s Common Stock, including the contemplated Reverse Split) with an aggregate Purchase Price to equal the sum of Twenty Million Dollars ($20,000,000). The per Share purchase price shall be $0.2046 per Share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Company’s Common Stock, including the contemplated Reverse Split) (the “Purchase Price”).

2.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement (the “Closing Conditions”), the closing of the purchase and sale of the Shares (the “Closing”) shall occur remotely via the exchange of documents and signatures on the Closing Date. At the Closing, the Shares shall be issued and registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, against payment to the Company of the Purchase Price therefor in full by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Purchaser at least one business day prior to the Closing, which wire instructions will designate the Company’s bank account (which shall not be an escrow account), provided that where requested in writing by the Purchaser, such funds may follow the receipt by the Purchaser of a copy of the records of the Company’s Transfer Agent showing the Purchaser as the owner of the Shares to be purchased by the Purchaser at such Closing. On the Closing Date, the Company will issue the Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.11 hereof) and shall provide evidence of such issuance from the Company’s Transfer Agent as of the Closing Date to the Purchaser.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that the statements contained in this Section 3 are true and correct as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date). In the event that the Company establishes one or more subsidiaries following the date of this Agreement, such representations and warranties shall apply at Closing mutatis mutandis with respect to the Company and its subsidiaries.

3.1 Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Company has no subsidiaries and does not own or control, directly or indirectly, any corporation, association or other entity.

3.2 Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 15,000,000 shares of preferred stock, each with a par value of $0.001 per share. As of September 14, 2023, there are no shares of preferred stock issued and outstanding, and there are 177, 573,152 shares of Common Stock issued and outstanding, of which no shares are owned by the Company. There are no other shares of any other class or series of capital stock of the Company issued or outstanding. The Company has no capital stock reserved for issuance, except that, as of September 26, 2023, there are (i) equity awards for an aggregate of 26,706,027 shares of Common Stock outstanding pursuant to the Company’s 2008 Stock Plan and 2021 Equity Incentive Plan, (ii) 13,966,633 shares of Common Stock reserved for issuance pursuant to the 2021 Equity Incentive Plan, (iii) 3,469,419 shares of Common Stock reserved for issuance pursuant to the 2021 Employee Stock Purchase Plan, and (iv) an aggregate of 77,842 shares of Common Stock reserved for issuance pursuant to outstanding warrants to purchase common stock (with an exercise price of $11.31 per share). There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding. Except as stated above, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or Voting Debt of, or other equity interest in, the Company or securities (including Common Stock Equivalents) or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws have been filed as exhibits to the 2023 SEC Reports, and the Company has taken no action, and shall not, without the consent of the Purchaser, take any action prior to the Closing Date, to amend or otherwise modify the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and have been issued in compliance with all applicable federal and state securities laws. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been validly waived.

3.3 Agreements with Securityholders. Except as set forth in the Transaction Agreements or as disclosed in the 2023 SEC Reports, (i) there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by such securityholders, and (ii) the Company is presently not under any obligation to register, and has not granted any rights to require registration, under the Securities Act of any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued, which registration rights have not expired, and any such existing registration rights have been validly waived with respect to, or are otherwise inapplicable to, the registration statement contemplated by the Registration Rights Agreement. The Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

3.4 Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Shares, the authorization, execution, delivery and performance of the Transaction Agreements, and the consummation of the transactions contemplated herein has been taken. This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Purchaser and that this Agreement constitutes the legal, valid and binding agreement of the Purchaser, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Registration Rights Agreement has been duly authorized by the Company and upon its respective execution by the Company and the other parties thereto and, assuming that it constitutes a legal, valid and binding agreement of the other parties thereto, the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.5 Valid Issuance; Reservation of Shares. The Shares being purchased by the Purchaser hereunder, will be been duly and validly authorized for issuance and, upon issuance pursuant to the terms hereof, against full payment of the Purchase Price therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those under applicable state and federal securities laws). Subject to the accuracy of the representations and warranties made by the Purchaser in Section 4 hereof, the offer and sale of the Shares to the Purchaser is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.

3.6 No Violation or Default; No Conflict; No Anti-Takeover Provision. The Company is not (i) in violation of its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property or asset of the Company is subject; or (iii) in violation of any applicable

Law or statute or any judgment, order, rule or regulation of any court or arbitrator or Governmental Authority having jurisdiction over the Company, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance of the Shares and the consummation of the other transactions contemplated hereby will not (a) violate any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, (b) conflict with or result in a breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, result in the creation or imposition of any lien, charge or encumbrance upon any of the properties, rights or assets of the Company under, or give rise to a right of termination, cancellation, amendment, anti-dilution or similar adjustments, or acceleration of any obligation, a change of control right or to a loss of a benefit (with or without notice or lapse of time or both) under any agreement or instrument (including, without limitation, any arrangement with executive officers of the Company), credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets or to the Company’s properties and assets, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company is bound or affected, except, in the case of clauses (b) and (c), as would not be reasonably expected to have a Material Adverse Effect. No “control share acquisition,” “fair price,” “moratorium,” “business combination” or other anti‑takeover law of jurisdiction or any similar provisions in the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company is applicable to, or, at the Closing will be applicable to, this Agreement or any other documents related to the transactions contemplated by this Agreement.

3.7 Consents. Assuming the accuracy of the representations and warranties of the Purchaser in Section 4 of this Agreement, no consent, approval, authorization, order or license of, or filing, registration or qualification with, any Person or any court or Governmental Authority is required in connection with the transactions contemplated herein or in the other Transaction Agreements, except (a) filings under the Securities Act or the Exchange Act that have been timely made or that the Company undertakes to timely file, (b) the filing of any requisite notices and/or application(s) to the National Exchange for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon, in each case which the Company undertakes to file in the time and manner required thereby, (c) filings that may be required under the securities, or blue sky, laws of any state jurisdiction in connection with the offer and sale of the Shares by the Company in the manner contemplated herein, which the Company undertakes to timely file, and (d) such as the failure of which to obtain would not have a Material Adverse Effect.

3.8 SEC Filings; Financial Statements.

(a) The Company has filed or furnished, as applicable, in a timely manner all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act for the year preceding the date hereof (the “SEC Reports”). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the

Exchange Act (as the case may be) and, as of the latest time they were filed, amended, or superseded, as applicable, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements fairly present in all material respects the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles (“GAAP”) (except as otherwise noted therein, and in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis unless otherwise noted therein throughout the periods therein specified. Except as set forth in the Financial Statements filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such Financial Statements, none of which have had or would reasonably be expected to have a Material Adverse Effect.

3.9 Absence of Changes. Except as otherwise stated or disclosed in the 2023 SEC Reports filed at least one business day prior to the date hereof, since December 31, 2022, (a) the Company has conducted its business only in the ordinary course of business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto), (b) except for the transactions contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its business, properties, operations or financial conditions that would be required to be disclosed by the Company under applicable securities laws, and (c) there has not been any Material Adverse Effect.

3.10 Absence of Litigation. Except as otherwise stated or disclosed in the 2023 SEC Reports filed at least one business day prior to the date hereof, there is no legal, governmental or regulatory action, suit, proceeding, arbitration, demands, claim, investigation or inquiry pending or, to the Company’s knowledge, threatened against the Company which has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company that have had or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor, to the knowledge of the Company, any director or officer thereof, is, or within the last ten years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or a claim of breach of fiduciary duty relating to the Company.

3.11 Compliance with Law. The Company is not in violation of, and has not received any notices of violations with respect to, any applicable laws, statutes, ordinances, rules or regulations of any Governmental Authority, except for violations which have not had or would not reasonably be expected to have a Material Adverse Effect. The Company does not (i) produce, design, test, manufacture, or develop “critical technologies”; (ii) perform certain functions related to “critical infrastructure,” (iii) maintain or collect, directly or indirectly, sensitive personal data of U.S. citizens, or (iv) otherwise constitute a “TID U.S. Business,” in each case, within the meaning of section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof administered by the Committee on Foreign Investment in the United States.

3.12 Compliance with Health Care Laws. The Company is, and for the last three years has been, in material compliance with all applicable health care laws, including (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.); (ii) applicable federal, state, local and foreign health care related fraud and abuse laws, including, the federal health care Anti‑Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), criminal false claims provisions including 42 U.S.C. § 1320a-7b(a), 18 U.S.C. §§ 286, 287, 1347 and 1349 and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the exclusion laws (42 U.S.C. § 1320a‑7), the civil monetary penalties law (42 U.S.C. § 1320a-7a) and the Patient Protection and Affordable Care Act of 2010 (Pub. Law 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. Law 111-152) (collectively, “ACA”), including without limitation the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h); (iii) the applicable requirements of Titles XVIII (Medicare) and Title XIX (Medicaid) of the Social Security Act; (iv) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 1320d et seq., 42 U.S.C. §§ 17921 et seq.); (v) the regulations promulgated pursuant to all such laws; and (vi) other similar local, state, federal, or foreign laws and regulations (collectively, the “Health Care Laws”). The Company has not engaged in activities which are, as applicable, reasonable cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal health care program. Neither the Company nor any of its officers, directors or employees, nor, to the knowledge of the Company, any of its agents, have been excluded, suspended or debarred from participation in any federal health care program as defined in 42 U.S.C. § 1320a-7b(f) (“Programs”) or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion from the Programs. The Company is not a party to, and the Company does not have any ongoing reporting obligations pursuant to, any corporate integrity agreements, deferred or non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by a Governmental Authority.

3.13 Product Manufacturing. The manufacture of the Company’s products by or, to the knowledge of the Company, on behalf of the Company is being conducted in compliance in all material respects with all applicable Health Care Laws, including, without limitation, the FDA’s quality system regulations at 21 C.F.R. Part 820, and, to the extent applicable, the respective counterparts thereof promulgated by Governmental Authorities in countries outside the United States. Except as disclosed in 2023 SEC Reports, the Company has not had any manufacturing site (whether Company-owned or, to the knowledge of the Company, that of a third party manufacturer for the Company’s products) subject to a Governmental Authority (including FDA) shutdown or import or export prohibition, nor received any FDA or other Governmental Authority requests to make material changes to the Company’s products, processes or operations. To the Company’s knowledge, neither the FDA nor any other Governmental Authority is considering such action.

3.14 Licenses and Permits. The Company possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate Governmental Authorities that are necessary for the ownership or lease of its properties or the conduct of its business as described in the 2023 SEC Reports, except where the failure to possess or make the same would not have a Material Adverse Effect; and except as described in the 2023 SEC Reports, the Company has not received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization and does not have any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where the modification or termination would not have a Material Adverse Effect. To the Company’s knowledge, no party granting any such licenses, certificates, permits or other authorizations has taken any action to suspend or revoke the same in any material respect. The Company has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by Governmental Authorities and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission) as required for maintenance of their licenses, certificates, permits and other authorizations that are necessary for the conduct of the Company’s business.

3.15 Intellectual Property. (i) Except as would not reasonably be expected to have a Material Adverse Effect, the Company owns or has valid and enforceable rights to use all patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, or other unpatented or unpatentable proprietary or confidential information, systems, or procedures, and all other similar intellectual property or proprietary rights worldwide (including all registrations and applications for the registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property”) that are material to the conduct of its business now operated by it or as proposed to be operated in the 2023 SEC Reports; (ii) to the knowledge of the Company, the Company’s conduct of its business as currently conducted or as currently proposed to be conducted in the 2023 SEC Reports does not infringe, misappropriate or otherwise violate any intellectual property rights of any person; (iii) there is no pending or, to the knowledge of the Company, threatened in writing action, suit, proceeding or claim alleging infringement, misappropriation or other violations of any Intellectual Property of any third party that would be reasonably expected to be material to the Company’s business as now operated by it, or challenging the validity, enforceability, scope or ownership of any Intellectual Property owned by the Company other than in the ordinary course of patent and trademark prosecution, except as disclosed in the 2023 SEC Reports; (iv) to the knowledge of the Company, the Intellectual Property owned by or exclusively licensed to the Company is not being infringed, misappropriated or otherwise violated by any third party, except as disclosed in the 2023 SEC Reports; (v) the Company has taken reasonable steps in accordance with customary industry practice to maintain the confidentiality of all Intellectual Property, including trade secrets, the value of which to the Company is contingent upon maintaining the confidentiality thereof, and there has not been any unauthorized disclosure of the same; (vi) the Intellectual Property owned by or exclusively licensed to the Company is valid and subsisting, and none of such Intellectual Property has been adjudged invalid or unenforceable, in whole or in part; (vii) there are no third parties who have rights to any Intellectual Property owned by or exclusively licensed to the Company, except for customary reversionary rights of third-party licensors with respect to

Intellectual Property that is disclosed in the 2023 SEC Reports as licensed to the Company; (viii) to the Company’s knowledge, the Company and the parties prosecuting patent applications owned by the Company have complied with their duty of candor and disclosure to the U.S. Patent and Trademark Office (the “USPTO”) in connection with such U.S. patents and patent applications for which it has filing, prosecution and/or maintenance responsibilities; (ix) the Company has taken reasonable steps necessary to secure the interests of the Company in the Intellectual Property purported to be owned by the Company from any employees, consultants, agents or contractors that developed (in whole or in part) such Intellectual Property; (x) no government funding, facilities or resources of any university, college, other educational institution or research center was used in the development of any Intellectual Property owned by or purported to be owned by the Company that would confer upon any governmental agency or body, university, college, other educational institution or research center any claim or right in or to any such Intellectual Property, except as disclosed in the 2023 SEC Reports; (xi) to the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, upon any officers, directors or employees of the Company; and (xii) the commercial products described in the 2023 SEC Reports fall within the scope of the claims of one or more patents owned by or exclusively licensed to the Company.

3.16 Open Source Software. The Company uses and has used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in material compliance with all license terms applicable to such Open Source Software. The Company does not distribute and has not distributed any Open Source Software in any manner that requires or has required (i) the Company to permit reverse engineering of any software code or other technology owned by the Company, the proprietary and confidential nature of the source code to which is material to the Company’s business (“Material Company Code”) or (ii) any Material Company Code to be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works or (iii) redistributed at no charge.

3.17 Compliance with ERISA. (i) Each Plan is in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: a material increase in the Company’s “accumulated post‑retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company’s most recently completed fiscal year; except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not have a Material Adverse Effect.

3.18 Compliance with Law. No labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. The Company has not received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

3.19 Taxes. The Company has filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable Law (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to file such Tax Returns or pay such Taxes would not reasonably be expected to have a Material Adverse Effect. Each Tax Return filed by or on behalf of the Company is true, correct and complete. No assessment in connection with United States federal income Tax Returns has been made against the Company. The charges, accruals and reserves on the books of the Company in respect of any federal, state and foreign income and other Tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional Tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to have a Material Adverse Effect. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return or has requested or agreed to waive or extend any applicable statute of limitations. The Company has withheld and paid over to the applicable taxing authority all Taxes required to be so withheld and paid over, and has complied with all rules and regulations relating to the withholding, collection, and remittance of Taxes, including all reporting and filing obligations. There are no audits, written claims, deficiencies or administrative or other proceedings relating to Taxes or Tax Returns of the Company currently pending with or threatened by any taxing authority. There are no liens for Taxes upon the Company or any of its assets. No claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. The Company has never participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b). The Company (i) has not been a member of an affiliated, consolidated combined or unitary group for Tax purposes, and (ii) has no liability for the Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of law), as a transferee or successor, by contract, or otherwise. The Company will not be required to include any amount in taxable income or exclude any item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in method of accounting for a taxable period made prior to the Closing, (ii) any use of an improper method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (iii) any “closing agreement” as described in section 7121 of the Code (or any similar provision of law) executed on or prior to the Closing, (iv) any installment sale or open transaction disposition made on or prior to the Closing or (v) any prepaid amount or deferred revenue received on or prior to the Closing. The Company has never been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company is not a party to or bound by any Tax allocation, sharing or similar agreement. The Company has never distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code (or any similar provision of any Law). The Company has not deferred the payment of any Taxes pursuant to any applicable Law.

3.20 Environmental Laws. (i) The Company (x) is in compliance with all, and has not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) has received and is in compliance with all, and has not violated any, permits, licenses, certificates or other authorizations or approvals required of it under any Environmental Laws to conduct its business; and (z) has not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, applicable Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, except in the case of each of (i) and (ii) above, for any such matter as would not reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the 2023 SEC Reports, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company under any Environmental Laws in which a Governmental Authority is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company is not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company, and (z) the Company does not anticipate material capital expenditures relating to any Environmental Laws.

3.21 Title. The Company does not own any real property. The Company has valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or (ii) could not reasonably be expected to have a Material Adverse Effect.

3.22 Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that is customary for comparably situated companies and is adequate for the conduct of its business and the value of its properties and assets, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2023, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.

3.23 Nasdaq Stock Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the Nasdaq Capital Market under the symbol “UTRS”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by The Nasdaq Stock Market, LLC or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the Nasdaq Capital Market or to deregister the Common Stock under the Exchange Act. The Company has taken no action as of the date hereof that is designed to terminate the registration of the Common Stock under the Exchange Act. Except as disclosed in the 2023 SEC Reports, the Company has not, in the twelve months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Nasdaq Capital Market.

3.24 Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

3.25 FDA and Related Matters. The Company (i) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other written notice from the FDA or any other similar Governmental Authority alleging or asserting material noncompliance with any Health Care Laws or with respect to any licenses, certificates approvals, clearances, authorizations, exemptions, permits or supplements or amendments thereto required by any Health Care Laws to conduct the business of the Company as described in the 2023 SEC Reports (collectively, “Authorizations”); (ii) possesses all applicable Authorizations and such Authorizations are valid and in full force and effect and the Company is not in violation of any such Authorizations except where such violation would not have a Material Adverse Effect; (iii) has not received written notice of any pending or completed claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other Governmental Authority or third party alleging that any product, operation, or activity of the Company is in material violation of any Health Care Laws or Authorizations and the Company does not have any knowledge that the FDA or any other Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (iv) has not received written notice that the FDA or any other Governmental Authority has taken, is taking or intends to take action to suspend, or revoke any material Authorizations and has no knowledge that the FDA or any other Governmental Authority is considering such action; and (v) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions, information and supplements or amendments as required by any Health Care Laws or Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions, information and supplements or amendments were materially true, complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

3.26 Clinical Studies. The preclinical studies, tests or clinical studies that have been or are being conducted or sponsored by or on behalf of the Company or in which the Company’s products or investigational products are participating or have participated, or that are described, or the results of which are referred to, in the 2023 SEC Reports (collectively, “Studies”), were, and, if still pending, are being conducted in all material respects in accordance with all Health Care Laws and Authorizations, including, without limitation, 21 C.F.R. Part 50, 54, 56, 58 and 812. Except to the extent disclosed in the 2023 SEC Reports, the Company has made all such filings and obtained all such approvals, authorizations or exemptions as may be required by the FDA or from any other U.S. or foreign government medical device regulatory agency, notified body or health care facility institutional review board required for the conduct of such Studies. The Company has not received any written notices or correspondence from the FDA or any other Governmental Authority requiring the termination or suspension of any Studies conducted by or on behalf of or sponsored by the Company or in which the Company’s products participated.

3.27 Safety Notices. (a) Except as disclosed in the 2023 SEC Reports, there have been no recalls, field notifications, field corrections, market withdrawals or mandatory replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products (“Safety Notices”) and (b) to the Company’s knowledge, there are no facts that would be reasonably likely to result in (i) a Safety Notice with respect to the Company’s products, (ii) a change in labeling of any of the Company’s products or (iii) a termination or suspension of marketing or testing of any the Company’s products, except, in each of cases (i), (ii) or (iii), such as would not reasonably be expected to be material to the Company.

3.28 Accounting Controls and Disclosure Controls and Procedures. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act applicable to the Company, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP as applied in the United States and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s auditors and the audit committee of the Board of Directors have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Except as disclosed in the 2023 SEC Reports, the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act as of an earlier date than it would otherwise be required to so comply under applicable Law). The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

3.29 Price Stabilization of Common Stock. The Company has not taken, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Shares.

3.30 Investment Company Act. The Company is not, and immediately after receipt of payment for the Shares will not be, required to register as an “investment company” within the meaning of the Investment Company Act.

3.31 General Solicitation; No Integration or Aggregation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Shares pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be (i) integrated with the Shares sold pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the Nasdaq Capital Market.

3.32 Brokers and Finders. Neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

3.33 Reliance by the Purchaser. The Company acknowledges that the Purchaser will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

3.34 No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the knowledge of the Company (having exercised reasonable care with respect thereto), any Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). The Company is not aware of any Person (other than any Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares pursuant to this Agreement.

3.35 Anti-Bribery and Anti-Money Laundering Laws. For the past five years, each of the Company and its officers, directors, supervisors, managers, employees, or to the Company’s knowledge, agents has been in compliance with, and its participation in the offering will not violate, any (a) applicable anti-bribery laws, including but not limited to the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any other applicable Law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including or (b) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code sections 1956 and 1957, the Patriot Act, and the Bank Secrecy Act, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

3.36 Cybersecurity; Compliance with Data Privacy Laws. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (including the data and information of their respective users, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company) (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards, including commercially reasonable disaster recovery and security plans, procedures and facilities for its business, including, without limitation, for its IT Systems and data held or used by or for the Company to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or access to such IT Systems and data, including Personal Data. The Company is presently, and since its inception has been, in material compliance with all applicable Laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or Governmental Authority, internal and external policies, industry standards and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification (collectively, “Privacy Obligations”). To ensure compliance with the Privacy Obligations, the Company has in place, complies with, and takes appropriate steps reasonably designed to ensure compliance in all material respects with its policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Privacy Policies”). To the Company’s knowledge, it has at all times made all disclosures to users, employees or other applicable persons required by Privacy Obligations, and no such disclosures made or contained in any external written Privacy Policies have been materially inaccurate or in violation of any Privacy Obligations. The Company (i) has not received written notice of or complaint regarding or indicating non-compliance with, or any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Obligations, and there has not been any event or condition that would reasonably be expected to result in any such notice; (ii) is not currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Obligations;

and (iii) is not party to any governmental order, decree, or agreement that imposes any obligation or liability under any Privacy Obligations. The Company has taken all necessary actions to prepare to comply with all other applicable Laws and regulations with respect to Personal Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof, and for which any noncompliance with same would be reasonably likely to create a material liability, as soon they take effect.

3.37 Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports that is not so described, other than the Transaction Agreements.

3.38 Shell Company Status. The Company is not currently, and has never been, an issuer identified in Rule 144 (i)(1) under the Securities Act.

3.39 OFAC. None of the Company or, to the Company’s knowledge, any director, officer, agent, employee, Affiliate or representative of the Company is a Person currently the subject or target of any comprehensive sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized, or resident in a country or territory that is the subject of comprehensive Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute, or otherwise make available such proceeds to any subsidiaries, joint venture partners, or other Person to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitating, is the subject of Sanctions in any other manner that is reasonably expected to result in a violation or in any other manner that is reasonably expected to result in a violation by any Person (including any Person known to the Company to be participating in the transaction, whether as underwriter, advisor or investor) of Sanctions. For the past five years, the Company has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of comprehensive Sanctions or with country or territory that is the subject of comprehensive Sanction.

3.40 No Other Representations or Warranties. Except for the representations and warranties of the Company expressly set forth in this Section 3 or in the Registration Rights Agreement, with respect to the transactions contemplated by this Agreement, the Company (i) expressly disclaims any representations or warranties of any kind or nature, express or implied, including with respect to the condition, value or quality of the Company or any of the assets or properties of the Company, and (ii) specifically disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to any of the assets or properties of the Company. Notwithstanding the foregoing, in making the decision to invest in the Shares, the Purchaser will rely, and the Company agrees that the Purchaser may rely, on the information that has been provided in writing to the Purchaser by the Company or on behalf of the Company, including the SEC Reports.

4. Representations and Warranties of the Purchaser. Except as set forth below, the Purchaser represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the date hereof and the Closing Date.

4.1 Organization. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

4.2 Authorization. The Purchaser has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of the Purchaser or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated herein has been taken. The signature of the Purchaser on this Agreement is genuine and the signatory has been duly authorized to execute the same on behalf of the Purchaser. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 No Conflict. The execution, delivery and performance of the Transaction Agreements by the Purchaser in accordance with their terms, including the purchase of the Shares in accordance with the terms of this Agreement and the consummation by the Purchaser of the other transactions contemplated hereby, will not conflict with or result in any violation of, breach or default by the Purchaser (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of the Purchaser, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to the Purchaser or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Purchaser to perform its obligations under the Transaction Agreements (such delay or hindrance, a “Purchaser Adverse Effect”).

4.4 Consents. All consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement, the issuance of the Shares and the consummation of the other transactions contemplated herein have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Purchaser Adverse Effect.

4.5 Residency. The Purchaser’s offices in which its investment decision with respect to the Shares was made are located at the address immediately below such Purchaser’s name on the signature pages hereto.

4.6 Brokers and Finders. The Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.7 Investment Representations and Warranties. The Purchaser hereby represents and warrants that it, as of the date hereof is, and on the Closing Date will be, if an entity, an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act. The Purchaser further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Shares. The Purchaser understands and agrees that the offering and sale of the Shares has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

4.8 Intent. The Purchaser is purchasing the Shares solely for investment purposes, for the Purchaser’s own account and not for the account of others, and not with a view towards, or for offer or sale in connection with, any public distribution or dissemination thereof. Notwithstanding the foregoing, if the Purchaser is purchasing the Shares as a fiduciary or agent for one or more investor accounts, the Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. The Purchaser has no present arrangement to sell the Shares to or through any person or entity. The Purchaser understands that the Shares must be held indefinitely unless such Shares are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available.

4.9 Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser, or the Purchaser’s professional advisors, have such knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement, and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Purchaser has considered necessary to make an informed investment decision. By reason of the business and financial experience of the Purchaser or the Purchaser’s professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), the Purchaser can protect the Purchaser’s own interests in connection with the transactions described in this Agreement. The Purchaser acknowledges that the Purchaser (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. The Purchaser acknowledges that the Purchaser is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s SEC Reports. Alone, or together with any professional advisor(s), the Purchaser has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Purchaser. The Purchaser is, at this time and in the foreseeable future, able to afford the loss of the Purchaser’s entire investment in the Shares and the Purchaser acknowledges specifically that a possibility of total loss exists.

4.10 Tax Advisors. The Purchaser has had the opportunity to review with the Purchaser’s own tax advisors the federal, state and local tax consequences of its purchase of the Shares, where applicable, and the transactions contemplated by this Agreement. The Purchaser acknowledges that the Company and any of its agents have not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Agreement.

4.11 Securities Not Registered; Legends. The Purchaser acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Purchaser’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. The Purchaser acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

The Purchaser understands that the Shares may bear one or more legends in substantially the following form and substance:

“THE OFFER AND SALE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITIES ACT. TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.”

In addition, the Shares may contain a legend regarding affiliate status of the Purchaser, if applicable.

4.12 RESERVED.

4.13 Reliance by the Company. The Purchaser acknowledges that the Company will rely upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein.

4.14 No General Solicitation. The Purchaser acknowledges and agrees that the Purchaser is purchasing the Shares directly from the Company. The Purchaser became aware of this offering of the Shares solely by means of direct contact from the Company as a result of a pre-existing, substantive relationship with the Company and/or its advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, Affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Shares were offered to the Purchaser solely by direct contact between the Purchaser and the Company and/or its representatives. The Purchaser did not become aware of this offering of the Shares, nor were the Shares offered to the Purchaser, by any other means, and none of the Company and/or its representatives acted as investment advisor, broker or dealer to the Purchaser. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

4.15 No Reliance. The Purchaser further acknowledges that there have not been and the Purchaser hereby agrees that it is not relying on and has not relied on, any statements, representations, warranties, covenants or agreements made to the Purchaser by or on behalf of the Company, any of its Affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than the SEC Reports and those representations, warranties and covenants of the Company expressly set forth in this Agreement.

4.16 Access to Information. In making its decision to purchase the Shares, the Purchaser has relied solely upon independent investigation made by the Purchaser, including the Purchaser’s review of the SEC Reports, and upon the representations, warranties and covenants set forth herein. The Purchaser acknowledges and agrees that the Purchaser has received such information as the Purchaser deems necessary in order to make an investment decision with respect to the Shares, including, with respect to the Company. Without limiting the generality of the foregoing, the Purchaser acknowledges that the Purchaser has had an opportunity to review the SEC Reports filed prior to the date hereof. The Purchaser acknowledges and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Purchaser and the Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and that the Purchaser has independently made his, her or its own analysis and decision to invest in the Company.

4.17 Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, (i) in the case that the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement and (ii) in the case that the Purchaser is affiliated with other funds or investment vehicles or whose investment advisor or sub-advisor that routinely acts on behalf of or pursuant to an understanding with the Purchaser is also an investment advisor or sub-advisor to other funds or investment vehicles, the representation set forth above shall only apply with respect to the personnel of such other funds or investment vehicles or such investment advisor or sub-advisor who had knowledge of the transaction contemplated hereby and not with respect to any personnel who have been effectively walled off by appropriate information barriers. Other than to other Persons party to this Agreement or as otherwise disclosed to the Company or to the Purchaser’s outside attorney, accountant, auditor or investment advisor (only to the extent necessary to permit evaluation of the investment), the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

4.18 Disqualification Event. To the extent the Purchaser is one of the covered persons identified in Rule 506(d)(1), the Purchaser represents that no Disqualification Event is applicable to the Purchaser or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of the Purchaser’s securities for purposes of Rule 506(d) of the Securities Act.

4.19 Compliance with Laws. The Purchaser is permitted and entitled to acquire the Shares under the laws of all relevant jurisdictions that apply to it, has complied and will fully comply with all such laws relating to the acquisition of the Shares.

5. Covenants.

5.1 Further Assurances. At or prior to the Closing, each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other commercially reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions hereof and compliance with applicable Law, including taking commercially reasonable action to facilitate the filing of any document or the taking of commercially reasonable action to assist the other parties hereto in complying with the terms hereof. The Purchaser agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties with respect to the Purchaser set forth in Section 4 of this Agreement are no longer accurate.

5.2 Listing. The Company shall use commercially reasonable efforts to prepare and timely file the Notification Form: Listing of Additional Shares covering all of the Shares in the manner required by the Nasdaq Capital Market (or any analogous notification or approval required by the applicable National Exchange). The Company shall use commercially reasonable efforts to seek to maintain the listing of its Common Stock on a National Exchange and comply with the Company’s reporting, filing and other obligations under the bylaws or rules of such National Exchange.

5.3 Disclosure of Transactions. The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date hereof, file with the SEC a Current Report on Form 8-K (the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the other Transaction Agreements (and including as exhibits to such Current Report on Form 8-K the material Transaction Agreements (including, without limitation, this Agreement and the Registration Rights Agreement)). In addition, effective upon the issuance of the Disclosure Document, the Company acknowledges and agrees that any and all confidentiality or similar obligations under this Agreement, or an agreement entered into in connection with the transactions contemplated by the Transaction Agreements, whether written or oral, between the Company or any of its officers, directors, agents, employees or Affiliates, on the one hand, and the Purchaser or any of its officers, directors, agents, employees or investment advisers, on the other hand, shall terminate unless otherwise specifically agreed in writing by the Purchaser. Prior to public issuance thereof, the Company shall provide the Purchaser with a reasonable opportunity to review and comment upon the Disclosure Document and any press release announcing the transactions contemplated herein. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of the Purchaser or any of its Affiliates or advisers, or include the name of the Purchaser or any of its Affiliates or advisers in any press release or filing with the SEC (other than any registration statement contemplated by the Registration Rights Agreement or the Existing Registration Rights Agreement) or any regulatory agency, without the prior written consent of the Purchaser, except (i) as required by the federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement or the Existing Registration Rights Agreement and (B) the filing of final Transaction Agreements (including signature pages thereto) with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the applicable National Exchange, in which case the Company will provide the Purchaser with prior written notice (including by e-mail) of and an opportunity to review such disclosure under this clause (ii).

5.4 Pre-Closing Covenants. From the date hereof until the Closing, except (x) as required or permitted by this Agreement, (y) as required by any applicable Law, judgment or order or as to comply with any notice, directive, guideline or recommendation from a Governmental Authority, or (z) as consented to in writing by the Purchaser (which consent shall not be unreasonably conditioned, withheld or delayed), the Company shall operate its businesses in all material respects in the ordinary course of business and the Company shall not:

(a) amend the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Company, other than in connection with the implementation of the contemplated Reverse Split;

(b) authorize or adopt, or publicly propose, a plan or agreement of complete or partial liquidation or dissolution of the Company;

(c) other than the authorization and issuance of the Shares to the Purchaser, the consummation of the other transactions contemplated by the Transaction Agreements and the consummation of the transactions contemplated by the Refinancing Documentation, issue, sell or grant any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests; provided, that the Company may issue or grant shares of Common Stock or other common equity securities in the ordinary course of business pursuant to equity awards or obligations outstanding on the date of this Agreement and identified to the Purchaser prior to the date of this Agreement;

(d) establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests;

(e) split, combine, subdivide or reclassify any shares of its capital stock or other equity or voting interests, other than pursuant to the contemplated Reverse Split;

(f) assume, guarantee, or issue new indebtedness or make loans, advances or capital contributions in excess of $100,000 in the aggregate, other than (i) borrowings under the CIBC Loan Agreement in effect as of the date of this Agreement, (ii) indebtedness incurred by the Company, the net proceeds of which are applied (on the date on which the indebtedness is incurred) to repurchase, redeem, repay or refinance (including by way of an exchange offer, tender offer or other liability management transaction) indebtedness of the Company existing on the date hereof (including pursuant to the Refinancing) and (iii) relocation bonuses, signing bonuses and other advances to be paid pursuant to outstanding employee offer letters identified to the Purchaser at least twenty-four (24) hours prior to the date of this Agreement;

(g) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests (other than pursuant to the cashless exercise of outstanding equity awards under Company equity compensation plans described in the 2023 SEC Reports);

(h) make any material change in the Company’s financial accounting principles, except as required by changes in GAAP (or any interpretation thereof) or in applicable Law or by any Governmental Authority;

(i) establish any subsidiary or joint venture;

(j) enter into or consummate any transaction or series of transactions constituting a Change of Control;

(k) create or incur any Lien not incurred in the ordinary course of business and consistent with past practice, other than pursuant to the Refinancing Documentation;

(l) make any loans, advances, guarantees or capital contributions to or investments in any Person other than relocation bonuses, signing bonuses and other advances to be paid pursuant to outstanding employee offer letters identified to the Purchaser at least twenty-four (24) hours prior to the date of this Agreement;

(m) other than the Refinancing Documentation or in the ordinary course of business consistent with past practice, (i) enter into any contract that would be a “material contract” (within the meaning of Regulation S-K, Item 601(b)(10)) or (ii) amend, modify or terminate any material contract, as so defined, or (iii) cancel, modify or waive any debts or claims held by the Company, or (iv) waive any material rights of the Company;

(n) make any capital expenditures or commitments therefor that in the aggregate are in excess of $100,000 and not provided for in the Company’s 2023 budget provided to the Purchaser prior to the date of this Agreement;

(o) transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any material assets, licenses, operations, rights, product lines, businesses or interests therein of the Company, other than pursuant to contracts in effect before the date of this Agreement and identified to the Purchaser prior to the date of this Agreement;

(p) grant any increase in (i) the base salary or wages, (ii) bonus opportunities, or (iii) other compensation or benefits payable or to be provided to any employee of the Company, in each case, in excess of $50,000 in the aggregate;

(q) hire any employee who would become an employee of the Company or engage any independent service provider to provide services to the Company with annualized compensation in excess of $125,000;

(r) grant any change in control payment, deferred compensation, severance, termination, retention, equity or equity-based compensation, payment or benefit to any employee of the Company;

(s) other than as required by applicable Law, (i) negotiate, modify, extend, terminate, or enter into any collective bargaining agreement or (ii) recognize or certify a labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company with respect to the Company;

(t) implement or announce any employee layoffs or furloughs that would require advance notification pursuant to the WARN Act;

(u) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement or other restrictive covenant obligation of any current or former employee or independent contractor of the Company;

(v) sell, assign, license, sublicense, transfer or distribute or subject to any Lien any Company Intellectual Property (other than pursuant to the Refinancing Documentation or non-exclusive licenses to customers granted in the ordinary course of business), disclose any Confidential Information or source code to any Person (other than the Purchaser and the Purchaser’s representatives, agents, attorneys and accountants) or abandon or permit to lapse or expire any Company Intellectual Property, except, in each case, in the ordinary course of business or as relates to immaterial Company Intellectual Property;

(w) settle, compromise, grant any waiver or release relating to or otherwise adjust any action, suit, claim, charge, complaint, litigation, investigation, audit, proceeding, arbitration, inquiry, or other similar dispute, whether civil, criminal, administrative or investigative before any Governmental Authority affecting the Company or its properties; or

(x) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

Each of the Company and the Purchaser shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.

5.5 RESERVED.

5.6 Integration. The Company has not sold, offered for sale or solicited offers to buy and shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be required to be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser, or that would be required to be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.7 Subsequent Equity Sales. From the date hereof until the close of trading on the date 90 days after the Closing Date (the “Lock-Up Period”), without the consent of the Purchaser, the Company shall not (a) issue shares of Common Stock or Common Stock Equivalents, or (b) file with the SEC a registration statement under the Securities Act relating to any shares of Common Stock or Common Stock Equivalents. Notwithstanding the foregoing, the provisions of this Section 5.7 shall not apply to (i) the issuance of the Shares hereunder; (ii) the transactions contemplated by the Registration Rights Agreement or the Existing Registration Rights Agreement; (iii) the issuance of Common Stock upon the exercise of any options or warrants outstanding on the date hereof or upon the vesting of any restricted stock units outstanding on the date hereof; and (iv) the issuance of Common Stock or Common Stock

Equivalents to employees, directors or consultants pursuant to (A) the vesting or exercise, as applicable, of any stock option, restricted stock unit or other equity incentive award outstanding on the date hereof and disclosed to the Purchaser as of the date hereof or (B) any compensation agreements described in the SEC Reports as of the date hereof.

5.8 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares, together with existing cash and cash equivalents, to support its sales force and operations, to support research and development, and for general corporate purposes, including interest payments on its outstanding debt. The Company may also use a portion of the proceeds to expand its current business through strategic acquisitions or in-licenses of complimentary products, companies or technologies, or pay principal payments when due on outstanding debt. Although the Company has no specific agreements, commitments, or understandings with respect to any in-licensing activity or acquisitions, it evaluates these opportunities and engage in related discussions with other companies from time-to-time.

5.9 Removal of Legends.

(a) In connection with any sale, assignment, transfer or other disposition of the Shares by the Purchaser pursuant to an effective registration statement or pursuant to Rule 144 or any other exemption under the Securities Act such that the Purchaser acquires freely tradable shares and upon compliance by the Purchaser with the requirements of this Agreement, if requested by the Purchaser by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within two (2) business days of any such request therefor from the Purchaser, provided that the Company has timely received from the Purchaser customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such legend removal.

(b) Subject to receipt from the Purchaser by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and its counsel and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) have been registered under the Securities Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall, in accordance with the provisions of this Section 5.9(b) and within three (3) business days of any request therefor from the Purchaser accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions (including blanket opinions) to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. Any shares subject to legend removal under this Section 5.9 may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the DTC Fast Automated Securities Transfer (FAST) Program as directed by the Purchaser. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

5.10 Furnishing of Information. Until the twelve-month anniversary of the Closing Date, the Company covenants to use commercially reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

5.11 Senior Security. The Company shall provide written notice (a “Company Senior Security Notice”) to the Purchaser at least twenty (20) business days prior to its issuance of equity capital stock of the Company with rights and preferences senior to the Common Stock (a “Senior Security”) that is to be issued prior to the twelve (12) month anniversary of the Closing Date (a “Senior Security Issuance”). The Senior Security Notice must contain all material details concerning the Senior Security Issuance and the Senior Security, including but not limited to the aggregate offering amount, the terms of the Senior Security, the price per share of the Senior Security and the timing for the Senior Security Issuance. Concurrent with the first closing of the Senior Security Issuance, the Purchaser shall have the right to exchange some or all of Shares, in an amount to be determined in the sole and absolute discretion of the Purchaser (the “Exchanged Shares”), for shares of the Senior Security at a conversion rate equal to (i) the number of Exchanged Shares multiplied by the Purchase Price, divided by (ii) the lowest price per share of the Senior Security paid or deemed paid by investors in the Senior Security Issuance (a “Senior Security Exchange”). To the extent that the Purchaser elects to participate in a Senior Security Exchange, it must, within ten (10) business days of receipt of the Senior Security Notice provide written notice to the Company of such election, which notice shall include the number of Exchanged Shares. To the extent a Senior Security Issuance or a Senior Security Exchange requires Company stockholder approval pursuant to Law, a Governmental Authority or the applicable National Exchange, the Company shall obtain such approval before either of the Senior Security Issuance or the Senior Security Exchange occurs.

5.12 Blue Sky Laws. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date.

5.13 Delivery of Shares After Closing. Subject to the satisfaction of the Purchaser’s obligations under the Transaction Agreements, the Company shall deliver, or cause to be delivered to the Purchaser, a book-entry statement evidencing the Shares purchased by the Purchaser on the Closing Date within one trading day after the Closing.

5.14 Transfer Taxes. All Transfer Taxes shall be borne and paid by the Company when due. The Company and the Purchaser, as applicable, shall file all necessary Tax Returns and other documentation required to be filed by each of them with respect to all such Transfer Taxes, and, if required by applicable Law, the parties will join in the execution of any such Tax Returns and other documentation.

6. Conditions of Closing.

6.1 Conditions to the Obligation of the Purchaser. The obligations of the Purchaser to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Shares being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Purchaser that for purposes of this Section 6.1(a), in the case of any representation and warranty of the Company contained herein which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date) and in the case of any representation and warranty of the Company contained herein which is not qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Agreement as of the Closing Date.

(b) Performance. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, writ, judgment, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Agreements, and no such prohibition shall have been threatened in writing.

(d) Consents. The Company shall have obtained the consents, permits, approvals, registrations and waivers necessary for the performance of this Agreement, including the purchase, sale, issuance and delivery of the Shares and the entry into the Transaction Agreements.

(e) Refinancing. The Refinancing shall have been consummated, or is consummated concurrently with the Closing, in accordance with the Refinancing Documentation, with such terms and conditions acceptable to the Purchaser, which determination shall be made in the Purchaser’s sole and absolute discretion.

(f) Transfer Agent. The Company shall have furnished all required materials to the Transfer Agent to reflect the issuance of the Shares at the Closing.

(g) Adverse Changes. Since the date hereof, no Material Adverse Effect shall have occurred.

(h) Opinion of Company Counsel. The Company shall have delivered to the Purchaser the opinion of Stevens & Lee, P.C., dated as of the Closing Date, in customary form and substance to be reasonably agreed upon with the Purchaser.

(i) Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to the Purchaser at the Closing Date a certificate certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(c) (No Injunction), 6.1(d) (Consents), 6.1(e) (Refinancing), 6.1(g) (Adverse Changes), and 6.1(m) (Listing Requirements) of this Agreement have been fulfilled.

(j) Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchaser at the Closing Date a certificate certifying (i) the Amended and Restated Certificate of Incorporation, as amended and in effect at Closing; (ii) the Amended and Restated Bylaws, as amended and in effect at Closing; and (iii) resolutions of the Board of Directors (or an authorized committee thereof) approving the Transaction Agreements and the transactions contemplated by the Transaction Agreements.

(k) Irrevocable Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Transfer Agent to issue to the Purchaser (or in such nominee’s name(s) as designated by the Purchaser) book-entry notations representing the Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Company’s Common Stock, including the contemplated Reverse Split) (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6.1(k) (or instructions that are consistent therewith) will be given by the Company to the Transfer Agent in connection with this Agreement (other than those instructions contemplated in Section 5.9) and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the other Transaction Agreements, any registration statement filed under the Securities Act, and applicable Law. The Company acknowledges that a breach by it of its obligations under this Section 6.1(k) will cause irreparable harm to the Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.1(k) will be inadequate and agrees, in the event of a breach by the Company of the provisions of this Section 6.1(k), that the Purchaser shall be entitled, in addition to all other available remedies, to seek an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(l) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”) to the Purchaser.

(m) Listing Requirements. The listing and trading of the Common Stock on the applicable National Exchange shall not have been suspended. The Company shall have filed with the applicable National Exchange a Notification Form: Listing of Additional Shares for the listing of the Shares (in the case of the Nasdaq Capital Market) or any analogous notification or approval required by the applicable National Exchange.

(n) RESERVED.

(o) Good Standing. The Company shall have delivered a certificate evidencing the good standing of the Company in Delaware issued by the Secretary of State of Delaware, as of a date within five business days of the Closing Date.

(p) IRS Form W-9. The Company shall have delivered a properly completed and executed IRS Form W-9.

6.2 Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to the Purchaser the Shares to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties contained herein of the Purchaser shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects; provided that the representations and warranties of the Purchaser contained in Sections 4.1 and 4.2 shall be true and correct in all respects) and consummation of the Closing shall constitute a reaffirmation by the Purchaser of each of the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement as of the Closing Date.

(b) Performance. The Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Purchaser on or prior to the Closing Date.

(c) Injunction. The purchase of and payment for the Shares by the Purchaser shall not be prohibited or enjoined by any Law or governmental or court order or regulation.

(d) Registration Rights Agreement. The Purchaser shall have executed and delivered the Registration Rights Agreement to the Company in the form attached as Exhibit A.

(e) Payment. The Company shall have received payment, by wire transfer of immediately available funds, , in the full amount of the Purchase Price for the number of Shares being purchased by the Purchaser at the Closing, provided that in the event that Closing does not occur on the Closing Date, the Company shall promptly return the full amount of such payment to the Purchaser, by wire transfer of immediately available funds, and in any event no later than the 1st business day following the scheduled Closing Date.

7. Termination. This Agreement shall terminate and be void and of no further force and effect, and all obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of: (a) the mutual written agreement of the Company and the Purchaser, (b) if, on the Closing Date, any of the conditions of Closing set forth in Section 6 have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver, or are not capable of being satisfied and, as a result thereof, the transactions contemplated by this Agreement will not be and are not consummated, or (c) if the Closing has not occurred on or before November 1, 2023 or such later date as determined in the sole discretion of the Purchaser, other than as a result of a Willful Breach of the Purchaser’s obligations hereunder; provided, however, that nothing herein shall relieve any party to this Agreement of any liability for common law fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement and each party will be entitled to seek any remedies at law or in equity to recover losses, liabilities or damages arising from any such Willful Breach. “Willful Breach” means a deliberate act or deliberate failure to act, taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement.

8. RESERVED..

9. Miscellaneous Provisions.

9.1 Public Statements or Releases; Use of Name and Logo.

(a) Except as set forth in Section 5.3, neither the Company nor the Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties. Notwithstanding the foregoing, and subject to compliance with Section 5.3, nothing in this Section 9.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange.

(b) The Company grants the Purchaser permission to use the Company’s names and logos in marketing materials, limited to customary tombstone announcements, of the Purchaser and its Affiliates.

9.2 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).

9.3 Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail with receipt confirmed during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

(a) If to the Company, addressed as follows:

Minerva Surgical, Inc.
4255 Burton Drive
Santa Clara, CA 95054
Attention: Todd Usen & Joel Jung
Email: toddusen@minervasurgical.com; joel.jung@minervasurgical.com with a copy (which shall not constitute notice):

Stevens & Lee, P.C.
620 Freedom Business Center
Suite 200
King of Prussia, PA 19406
Attention: Derick Kauffman & Mark Rosenstein
E-mail: derick.kauffman@stevenslee.com;
mrosenstein@stevenslee.com

(b) If to the Purchaser, at its address set forth on its signature page hereto or to such e‑mail address or address as subsequently modified by written notice given in accordance with this Section 9.3.

Any Person may change the address or e-mail address to which notices and communications to it are to be addressed by notification as provided for herein.

9.4 Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable Laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

9.5 Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.

(b) The Company and the Purchaser hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the State of Delaware;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable Law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 9.3 or at such other address of which the other party shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by Law;

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by Law; and

(vii) irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

9.6 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

9.7 Expenses. Each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Shares, the negotiation of the Transaction Agreements and the consummation of the transactions contemplated thereby provided, that the Company shall reimburse the Purchaser for reasonable out-of-pocket fees and expenses (including attorney’s fees and expenses) incurred in connection with the transactions contemplated by this Agreement.

9.8 Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another Person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of the Purchaser, and (y) the Purchaser, in the case of the Company, provided that the Purchaser may, without the prior consent of the Company, assign its rights to purchase the Shares to any Person reasonably acceptable to the Company (provided each such assignee agrees to be bound by the terms of this Agreement and, to the extent applicable, makes the same representations and warranties set forth in Section 4 hereof). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

9.9 Confidential Information.

(a) The Company covenants to publicly disclose, including pursuant to a filing with the SEC on Form 8-K, the material terms of this Agreement and the transactions contemplated by this Agreement concurrent with the execution of this Agreement.

(b) The Company may request from the Purchaser such additional information as the Company may deem necessary to evaluate the eligibility of the Purchaser to acquire the Shares, and the Purchaser shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Purchaser confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq Stock Market, LLC. The Purchaser acknowledges that the Company may file a copy of this Agreement and the other Transaction Agreements with the SEC as exhibits to a periodic report or a registration statement of the Company.

9.10 Business Opportunities. Notwithstanding anything herein to the contrary and to the fullest extent permitted by Section 122(17) of the Delaware General Corporation Law (or any successor provision) and except as provided herein or as may be otherwise expressly agreed in writing by the Company and the Purchaser, the Company, on behalf of itself and its subsidiaries, if any, renounces any interest or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to the Purchaser or any of the Purchaser’s officers, representatives, directors, agents, stockholders, members, partners, Affiliates, subsidiaries or Accelmed Designees (other than the Designated Directors) and no such Person shall be liable to the Company or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Person pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its subsidiaries unless (i) in the case of any Person who is an Accelmed Director (other than a Designated Director), such business opportunity is offered to such Person in his or her capacity as a director of the Company or such business opportunity is identified to such Person as a result of any information obtained by such Person during the course of his or her performance of duties as a member of the Board of Directors or as a result of Confidential Information furnished to such Person pursuant to this Agreement and (ii) in the case of the Purchaser or any of Purchaser’s officers, representatives, directors, agents, stockholders, members, partners, Affiliates, subsidiaries, such business opportunity is identified by such Person as a result of any such Confidential Information so furnished to such Person. Neither the alteration, amendment or repeal of this Section 9.10, nor the adoption of any provision of the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws inconsistent with this Section 9.10, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate or reduce the effect of this Section 9.10. This Section 9.10 shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director, officer, employee or agent of the Company under its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, any other agreement between the Company and such director, officer, employee or agent or applicable Law. The Company shall not maintain, adopt or impose any code of conduct, by-law, organizational document or other binding rule or policy that is inconsistent with Section 9.10.

9.11 RESERVED.

9.12 Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby.

9.13 RESERVED.

9.14 Counterparts. This Agreement may be executed in facsimile or other electronic counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same document. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable Law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.15 Entire Agreement; Amendments. This Agreement and the other Transaction Agreements constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No amendment, modification, alteration, waiver, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the the Purchaser.

9.16 Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Shares in accordance with their respective terms. All covenants and other agreements made by a party to this Agreement herein or pursuant hereto to be performed following the Closing shall survive until all obligations set forth therein shall have been performed or satisfied or they shall have terminated in accordance with their terms.

9.17 Mutual Drafting. This Agreement is the joint product of the Purchaser and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

9.18 Waiver of Conflicts. Each party to this Agreement acknowledges that Stevens & Lee, P.C., counsel for the Company, has in the past performed and may continue to perform legal services for the Purchaser in matters unrelated to the transactions described in this Agreement, including the representation of the Purchaser in venture capital financings and other matters. Accordingly, (a) each party to this Agreement hereby acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) the Company hereby gives its informed consent to Stevens & Lee, P.C.’s representation of the Purchaser in such unrelated matters and the Purchaser hereby gives its informed consent to Stevens & Lee, P.C.’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

MINERVA SURGICAL, INC.

By: /s/ Todd Usen

Name: Todd Usen

Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

ACCELMED PARTNERS II LP

By: Accelmed Partners II (GP), L.P.,

its General Partner

By: Accelmed Partners II LLC,

its Manager

By: /s/ Uri Geiger

Name: Uri Geiger

Title: Managing Partner

Address:

848 Brickell Avenue

Miami, FL 33131

Email: Uri@accelmed.com

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of [---], 2023 by and among Minerva Surgical, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and Accelmed Partners II L.P. (the “Purchaser”).

RECITALS

WHEREAS, the Company and the Purchaser are parties to the Share Purchase Agreement, dated as of September 28, 2023 (the “Purchase Agreement”), pursuant to which the Purchaser is purchasing shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, and pursuant to the terms of the Purchase Agreement, the parties desire to enter into this Agreement in order to grant certain rights to the Purchaser as set forth below.

NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.
Certain Definitions. Unless the context otherwise requires, the following terms, for all purposes of this Agreement, shall have the meanings specified in this Section 1. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

“Agreement” has the meaning set forth in the recitals.

“Allowed Delay” has the meaning set forth in Section 2.1(b)(ii).

“Board” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the State of New York are generally are open for use by customers on such day.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the recitals.

“Effective Date” means the date that a Registration Statement filed pursuant to Section 2.1(a) is first declared effective by the SEC.

“Effectiveness Deadline” means, with respect to the Shelf Registration Statement or New Registration Statement, sixty (60) days following the Filing Date; provided, however, that if the Company is notified by the SEC (either orally or in writing, whichever is earlier) that the Shelf Registration Statement or the New Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Shelf Registration Statement shall be the fifth (5th) Business Day following the date on which the Company is so notified if such date precedes the dates otherwise required above; provided, further, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business; provided,further, that if the SEC is closed for operations due to a government shutdown or lapse in appropriations, the Effectiveness Deadline shall be extended by the same amount of days that the SEC remains closed for operations and provided, further, that if the Shelf Registration Statement or the New Registration Statement is reviewed by the SEC, the fifth (5th) Business Day following the completion of such review.

“Effectiveness Period” has the meaning set forth in Section 2.1(b)(i).

“Event” has the meaning set forth in Section 2.1(d).

“Event Date” has the meaning set forth in Section 2.1(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Filing Deadline” has the meaning set forth in Section 2.1(a).

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Holder” means the Purchaser or its permitted assignee owning or having the right to acquire Registrable Securities.

“Liquidated Damages” has the meaning set forth in Section 2.1(d).

“Losses” has the meaning set forth in Section 2.5(a).

“New Registration Statement” has the meaning set forth in Section 2.1(a).

“Participating Holder” means with respect to any registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Shelf Registration Statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (i) the Shares, and (ii) any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, Shares, whether by merger, charter amendment or otherwise; provided, that the Holder has completed and delivered to the Company a selling stockholder questionnaire in the form attached to this Agreement as Annex C (a “Selling Stockholder Questionnaire”) and any other information regarding the Holder and the distribution of the Registrable Securities as the Company may, from time to time, reasonably request for inclusion in a Registration

Statement pursuant to applicable law. Notwithstanding the foregoing, Shares or any such shares of Common Stock, and only with respect to such shares, shall cease to be Registrable Securities for all purposes hereunder upon the earliest to occur of the following: (a) the sale by any Person of such Shares or shares of Common Stock either pursuant to a registration statement under the Securities Act or under Rule 144, (b) such Shares or shares of Common Stock are transferred and new certificates for such Shares not bearing a legend restricting further transfer have been delivered by Company and subsequent public distribution of such Shares are eligible for sale without restriction by the Purchaser holding such security without any registration under the Securities Act or pursuant to Rule 144, including without any manner of sale or volume limitations, and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act, or (c) such Shares cease to be outstanding.

“Registration Statement” means any registration statement of the Company that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Remainder Registration Statement” has the meaning set forth in Section 2.1(a).

“Required Holders” means the Holders holding a majority of the Registrable Securities outstanding from time to time.

“Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“SEC Guidance” means any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff under the Securities Act; provided, that any such oral guidance, comments, requirements or requests are reduced to writing by the SEC.

“Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Shares” means the shares of Common Stock issued or issuable to the Purchaser pursuant to the Purchase Agreement.

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

“Transaction Agreements” means this Agreement, the Purchase Agreement, all exhibits and schedules thereto and hereto and any other documents or agreement executed in connection with the transactions contemplated hereunder or thereunder.

2.
Registration Rights.
2.1.
Shelf Registration.
a)
Registration Statements. On or prior to such date that is thirty (30) days following the date on which the Required Holders provide written notice to the Company of its request to file a Registration Statement on Form S-3 pursuant to this Section 2.1(a) (the “Filing Deadline”), the Company shall use commercially reasonable efforts to prepare and file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), subject to the provisions of Section 2.1(c), for the resale of the Registrable Securities pursuant to an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”). Such Shelf Registration

Statement shall, subject to the limitations of Form S-3, include the aggregate amount of Registrable Securities to be registered therein and shall contain (except if otherwise required pursuant to written comments received from the SEC upon a review of such Shelf Registration Statement) the “Plan of Distribution” substantially in the form of Annex A and substantially the “Selling Stockholder” section in the form of Annex B, in each case, which may be modified to respond to comments, if any, provided by the SEC. To the extent the staff of the SEC does not permit all of the Registrable Securities to be registered on the Shelf Registration Statement filed pursuant to this Section 2.1(a) or for any other reason any Registrable Securities are not then included in a Registration Statement filed under this Agreement, the Company shall (i) inform each of the Participating Holders thereof and use its commercially reasonable efforts to file amendments to the Shelf Registration Statement as required by the SEC and/or (ii) withdraw the Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to the filing such amendment or New Registration Statement, the Company shall use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering, unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of unregistered Shares held by such Holders, subject to a determination by the SEC that certain Holders must be reduced first based on the number of Shares held by such Holders. In the event the Company amends the Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more Registration Statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Shelf Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statement”). In no event shall any Participating Holder be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided,however, that if the SEC requests that a Participating Holder be identified as a statutory underwriter in the Registration Statement, such Holder will have an opportunity to withdraw from the Registration Statement.
b)
Effectiveness.

(i) The Company shall use commercially reasonable efforts to have each Registration Statement declared effective as soon as practicable but in no event later than the Effectiveness Deadline (including filing with the SEC a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act), and shall use its commercially reasonable efforts to keep the Shelf Registration Statement or New Registration Statement continuously effective under the Securities Act until the earlier of (A) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders, or (B) the date that all the Shares cease to be Registrable Securities (the “Effectiveness Period”); provided, that, the Company will not be obligated to update the Registration Statement and no sales may made under the applicable Registration Statement during any Allowed Delay of which the Holders have received notice. The Company shall notify the Participating Holders of the effectiveness of a Registration Statement by e-mail as promptly as practicable, and shall, if requested provide the Participating

Holders with copies of the final Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(ii) On not more than three occasions and for not more than forty-five (45) consecutive days or for a total of not more than ninety (90) days, in each case in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section 2 if (A) the negotiation or consummation of a transaction by the Company is pending or an event has occurred, which negotiation, consummation or event, the Board reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Board, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (B) the Company determines in good faith, upon advice of legal counsel, that such suspension is necessary to amend or supplement the Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (1) notify each Participating Holder in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of a Participating Holder) disclose to such Participating Holder any material non-public information giving rise to an Allowed Delay, (2) advise the Participating Holders in writing to cease all sales under such Registration Statement until the end of the Allowed Delay and (3) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

c)
In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available; provided, that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.
d)
If: (i) the initial Registration Statement is not filed with the SEC on or prior to the Filing Deadline, (ii) the initial Registration Statement or the New Registration Statement, as applicable, is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline, or (iii) an Allowed Delay applicable to a Required Registration Statement exceeds the length of the Allowed Delay, and, for purposes of clauses (i) and (ii), the date on which such Event occurs, or for purposes of clause (iii) the date on which such Allowed Delay is exceeded, being referred to as an (“Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 0.5% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities held by such Holder on the Event Date. The parties agree that notwithstanding anything to the contrary herein or in the Purchase Agreement, no Liquidated Damages shall be payable (i) if as of the relevant Event Date, the Registrable Securities may be sold by the Holders without volume or manner of sale restrictions under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Holder and the Company’s transfer agent, (ii) to a Holder causing an Event that relates to or is caused by any action or inaction taken by such Holder, (iii) to a Holder in the event it is unable to lawfully sell any of its Registrable Securities because of possession of material non-public information or (iv) with respect to any period after the expiration of the Effectiveness Period (it being understood that this clause shall not relieve the Company of any Liquidated Damages accruing prior to the expiration of the Effectiveness Period). If the Company fails to pay any Liquidated Damages pursuant to this Section 2.1(d) in full within ten (10) Business Days after the date payable, the Company will pay interest on the amount of Liquidated Damages then owing to the Holder at a rate of 0.5% per month on an annualized basis (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder.
2.2.
Expenses. The Company will pay all expenses associated with each Registration Statement, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.
2.3.
Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will:
a)
prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and provide copies to and permit each Participating Holder to review each Registration Statement and all amendments and supplements thereto prior to their filing with the SEC and a reasonable opportunity to furnish comments thereon (it being acknowledged and agreed that if a Participating Holder does not object to or comment on the aforementioned documents, then the Participating Holder shall be deemed to have consented to and approved the use of such documents);
b)
file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act;
c)
prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and the related Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;
d)
(i) notify the Participating Holders by facsimile or e-mail as promptly as practicable after any Registration Statement is declared effective or any post-effective amendment to a Registration Statement is declared effective, and shall simultaneously provide the Participating Holders with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby (provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the EDGAR system), (ii) promptly notify the Participating Holders no later than one (1) trading day following the date (A) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or any order by the SEC preventing or suspending the use of any preliminary or final Prospectus or the initiation of any proceedings for such purposes, (B) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (C) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

e)
promptly notify the Participating Holders, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (provided that such notice shall not, without the prior written consent of a Participating Holder, disclose to such Participating Holder any material nonpublic information regarding the Company), and promptly prepare, file with the SEC and furnish to such Holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
f)
promptly incorporate in a Prospectus supplement, Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the Participating Holders reasonably request to be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Free Writing Prospectus or post-effective amendment;
g)
furnish to each Participating Holder whose Registrable Securities are included in any Registration Statement (i) promptly after the same is prepared and filed with the SEC, if requested by the Participating Holder, one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Participating Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Participating Holder that are covered by such Registration Statement;
h)
on or prior to the date on which the Registration Statement is declared effective, use its commercially reasonable efforts to register or qualify, or cooperate with the Participating Holders and their respective counsel, in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or “Blue Sky” laws of those jurisdictions within the United States as any Participating Holder or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification (or exemption therefrom) in effect during the Effectiveness Period, provided that the Company shall not be required to qualify generally to do business or as a dealer in securities in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;
i)
within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to each Participating Holder whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC;

j)
cooperate with each Participating Holder participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA or any other securities regulatory authority;
k)
otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Participating Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Participating Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, an earnings statement covering satisfying the provisions of Section 11(a) of the Securities Act;
l)
provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;
m)
use commercially reasonable efforts to maintain the listing of all Registrable Securities on each securities exchange on which the Common Stock is then listed or quoted and on each inter-dealer quotation system on which any of the Common Stock is then quoted;
n)
if requested by a Holder, the Company shall (i) as soon as practicable, incorporate in a prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable, make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by a Holder holding any Registrable Securities; and
o)
with a view to making available to the Purchaser the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the date as all of the Registrable Securities shall have been otherwise transferred, new certificates for such Registrable Securities not bearing a legend restricting further transfer shall have been delivered by Company and subsequent public distribution of such Shares shall not require registration under the Securities Act or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.
2.4.
Obligations of the Purchaser.

a)
Notwithstanding any other provision of the Agreement, no Holder of Registrable Securities may include any of its Registrable Securities in the Registration Statement pursuant to this Agreement unless the Holder furnishes to the Company a completed and signed Selling Stockholder Questionnaire at least five (5) Business Days prior to the first anticipated filing date of any Registration Statement if the Purchaser elects to have any of its Registrable Securities included in the Registration Statement; provided, however, that the Company must notify the Holder of an anticipated filing of a Registration Statement at least fifteen (15) Business Days prior to the first anticipated filing date of any Registration Statement. Each Holder who intends to include any of its Registrable Securities in the Registration Statement shall promptly furnish the Company in writing such other information as the Company may reasonably request in writing. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire or provided in response to a request for further information as described in this Section 2.4(a) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement. The Company shall not be obligated to file more than one post-effective amendment or supplement in any sixty (60) day period following the date such Registration Statement is declared effective for the purposes of naming Holders as selling security holders who are not named in such Registration Statement at the time of effectiveness.
b)
The Purchaser, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless the Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement. The Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of shares of Common Stock beneficially owned by such Holder and any affiliate thereof, (ii) any FINRA affiliations, (iii) any natural persons who have the power to vote or dispose of the shares of Common Stock and (iv) any other information as may be requested by the SEC, FINRA or any state securities commission. Each Holder agrees by its acquisition of such Registrable Securities that, it will not commence a disposition of Registrable Securities under the Registration Statement until such Holder has received written confirmation from the Company of the availability of the Registration Statement.
c)
The Purchaser agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2.1(b) or (ii) the happening of any event of the kind described in Section 2.3(d) and Section 2.3(e) hereof, the Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Purchaser is advised by the Company that such dispositions may again be made and/or the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed and, if so directed by the Company, each Holder will deliver to the Company or destroy (at the Company’s expense) all copies, other than permanent file copies then in its possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

2.5.
Indemnification.
a)
Indemnification by the Company. The Company will indemnify and hold harmless each Participating Holder and its officers, directors, members, employees, investment advisers and agents, successors and assigns, and each other person, if any, who controls such Participating Holder within the meaning of the Securities Act, against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) (collectively, “Losses”), actually incurred, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof or arising out of or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading; or (ii) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; and will reimburse such Participating Holder who sells Registrable Securities covered by such Registration Statement, and each such officer, director, employee, agent or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such Loss or action; provided, however, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon or in conformity with information furnished by the Purchaser or any such controlling person in writing specifically for use in such Registration Statement or Prospectus (preliminary, final or summary) or any amendment or supplement thereto or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose), (y) the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that such Prospectus is outdated or defective or (z) the Purchaser’s (or any other indemnified Person’s) failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus or supplement.
b)
Indemnification by the Participating Holders. The Purchaser agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders, agents, and each person who controls the Company (within the meaning of the Securities Act and the Exchange Act) against any Losses (i) arising out of, based on, or resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus (preliminary, final or summary) or any amendment or supplement thereto or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished by the Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto, or a document incorporated by reference into any of the foregoing; or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 2.5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.
c)
Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (provided, however, that such indemnified party shall, at the expense of the indemnified party, be entitled to counsel of its own choosing to monitor such defense); provided that, subject to the preceding sentence, any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses, or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (C) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party, or any officer, director, employee, agent, affiliate, or controlling person of such indemnified party and shall survive the transfer of the Shares.
d)
Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 2.5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.
3.
Miscellaneous.

3.1.
Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each of the parties hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
3.2.
Assignments and Transfers by Purchaser. The provisions of this Agreement shall be binding upon and inure to the benefit of the Purchaser and its successors and assigns. A Holder may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Holder to such person, provided that such Holder complies with all laws applicable thereto, and the provisions of the Purchase Agreement, and provides written notice of assignment to the Company promptly after such assignment is effected, and such person agrees in writing to be bound by all of the provisions contained herein.
3.3.
Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise), provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Holders in connection with such transaction unless such securities are otherwise freely tradable by the Holders after giving effect to such transaction.
3.4.
Entire Agreement; Amendment. This Agreement and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any previous agreements among the parties relative to the specific subject matter hereof are superseded by this Agreement. This Agreement may be amended only by a writing signed by the Company and the Purchaser. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act of the Purchaser.
3.5.
Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.3 of the Purchase Agreement.
3.6.
Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto; provided, that the indemnified parties are intended third party beneficiaries of Section 2.5.
3.7.
Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
3.8.
Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
3.9.
Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
3.10.
Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.
3.11.
Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.
3.12.
SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.
3.13.
Construction of Agreement. No provision of this Agreement shall be construed against either party as the drafter thereof.
3.14.
Section References. Unless otherwise stated, any reference contained herein to a Section or subsection refers to the provisions of this Agreement.

3.15.
Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the day and year first written above.

COMPANY:

MINERVA SURGICAL, INC.

By:

Name: Todd Usen

Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the day and year first written above.

PURCHASER:

ACCELMED PARTNERS II LP

By: Accelmed Partners II (GP), L.P.,

its General Partner

By: Accelmed Partners II LLC,

its Manager

By:

Name: Uri Geiger

Title: Managing Partner

PLAN OF DISTRIBUTION

We are registering the shares of common stock (the “Common Stock”), par value $0.001 per share, of the Company (the “Securities”); to permit the resale of these Securities by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the Securities. We will bear all fees and expenses incident to our obligation to register the Securities.

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling the Securities or interests in the Securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Securities or interests in shares of the Securities on any stock exchange, market or trading facility on which the Securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Sales of the Securities by the selling stockholders named in this prospectus may be made from time to time in one or more transactions in the over-the-counter market, on any exchange or quotation system on which shares of our Common Stock may be listed or quoted, in negotiated transactions or in a combination of any such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Securities may be offered directly, to or through agents designated from time to time or to or through brokers or dealers, or through any combination of these methods of sale. The methods by which the Securities may be sold include:

•
block trades (which may involve crosses) in which the broker or dealer will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•
purchases by a broker or dealer as principal and resales by the broker or dealer for its own account pursuant to this prospectus;
•
exchange distributions or secondary distributions in accordance with the rules of the applicable exchange;
•
ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers;
•
privately negotiated transactions;
•
the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•
the settlement of short sales;
•
a combination of any of the foregoing methods of sale; and
•
any other method permitted by applicable law.

An agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the Securities for whom such brokers or dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker or dealer might be in excess of customary commissions). A member firm of an exchange on which our shares of Common Stock are traded may be engaged to act as the selling stockholders’ agent in the sale of Securities by the selling stockholders.

In connection with distributions of the Securities offered by this prospectus or otherwise, the selling stockholders may enter into hedging transactions with brokers or dealers or other financial institutions with respect to our Common Stock. In connection with these transactions, the brokers or dealers or other financial institutions may engage in short sales of our Common Stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell our Common Stock short to effect its hedging transactions and deliver the Securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge the Securities to broker-dealers that in turn may sell such Securities.

In addition, any of the Securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The aggregate proceeds to a selling stockholder from the sale of the Securities offered by it pursuant to this prospectus will be the purchase price of the shares less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the Securities to be made directly or through agents.

To the extent required, the Securities to be sold, the name of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Each broker-dealer that receives the Securities for its own account pursuant to this prospectus must acknowledge that it will deliver the prospectus in connection with any sale of the Securities. If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. We will make copies of this prospectus available to the selling stockholders, brokers and dealers for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

In order to comply with the securities laws of some states, if applicable, the Securities offered by this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with as part of such sale.

The selling stockholders and any other person participating in such distribution will be subject to certain provisions of the Exchange Act. The Exchange Act rules include Regulation M, which may limit the timing of purchases and sales of our Common Stock by the selling stockholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our Common Stock to engage in market-making activities with respect to the Securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the Securities in the market. All of the foregoing may affect the marketability of the Securities and the ability of any person to engage in market-making activities with respect to the Securities.

The selling stockholders and any brokers, dealers, agents or others that participate with the selling stockholders in the distribution of the Securities offered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any underwriting discounts, commissions or fees received by such persons and any profit on the resale of the Securities purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act. If any selling stockholder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders, brokers and dealers for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

There can be no assurance that the selling stockholders will sell any or all of the Securities offered hereby.

We will bear all fees and expenses in connection with the preparation and filing of the registration statement of which this prospectus is a part. The fees and expenses of registration to be borne by us referred to in the foregoing sentence shall include registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees, listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of our counsel. We estimate that the total expenses payable by us in connection with the preparation and filing of the registration statement of which this prospectus is a part will be $[___]. We will indemnify the selling stockholders against liabilities, including certain liabilities under the Securities Act. We may be indemnified by the selling stockholders against liabilities, including certain liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus.

Any underwriters, dealers and agents engaged by the selling stockholders may engage in transactions with us or the selling stockholders, or perform services for us or the selling stockholders, in the ordinary course of business.

SELLING STOCKHOLDERS

The Securities being offered by the selling stockholders are those issued to the selling stockholders pursuant to that certain Share Purchase Agreement, dated as of September 28, 2023 by and among us and the selling stockholders. We are registering these Securities in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the Securities by each of the selling stockholders. The second column lists the number of the Securities beneficially owned by each selling stockholder, based on its ownership of the Securities.

The amounts listed in the third and fourth columns reflect the number of shares being offered by each selling stockholder and the number of shares remaining following the sale of such shares, respectively. The amounts listed do not assume sales by any other selling stockholder and are subject to the maximum number of shares that may be resold under this prospectus.

The selling shareholders may sell all, some or none of their Securities in this offering. See “Plan of Distribution.”

[Selling Stockholder Table to be Included]

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of Registrable Securities understands that the Company has filed or intends to file with the SEC a Registration Statement for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of Registrable Securities in accordance with the terms of a Registration Rights Agreement, dated [---], 2023 (the “Registration Rights Agreement”), among the Company and the Holders named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the Securities Act) and be bound by the provisions of the Registration Rights Agreement (including certain indemnification provisions, as described below). Any beneficial owner of Registrable Securities wishing to include its Registrable Securities in the Registration Statement must deliver to the Company a properly completed and signed Notice and Questionnaire.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby gives notice to the Company of its intention to have its Registrable Securities owned by it and listed below in Item (3), unless otherwise specified in Item (3), included for resale in the Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

	(a)	Full Legal Name of Selling Stockholder:

_______________________________________________

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below Item 3 below:

_______________________________________________

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

_______________________________________________

2.	Address for Notices to Selling Stockholder.

_______________________________________________

______________________________________________

Telephone: ______________________________________

Fax: ____________________________________________

Contact Person: ___________________________________

Email address of Contact Person: _______________________

3.	Beneficial Ownership of Registrable Securities.

(a)	Type and Number of Registrable Securities beneficially owned:

_______________________________________________

_______________________________________________

_______________________________________________

(b)	Number of shares of Common Stock to be registered pursuant to this Notice for resale:

_______________________________________________

_______________________________________________

_______________________________________________

4.	Broker-Dealer Status.

(a)	Are you a broker-dealer?

Yes _____ No _____

(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes _____ No _____

Note: If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes _____ No _____

Note: If yes, provide a narrative explanation below:

_______________________________________________

_______________________________________________

_______________________________________________

(d)

If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes _____ No _____

Note: If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.

Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and amount of other securities beneficially owned:

_______________________________________________

_______________________________________________

_______________________________________________

6.

Relationships with the Company. Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

_______________________________________________

_______________________________________________

7.

Plan of Distribution. The undersigned has reviewed the form of Plan of Distribution attached as Annex A to the Registration Rights Agreement, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

_______________________________________________

_______________________________________________

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Registration Statement. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand delivery, facsimile transmission, first-class mail or air courier guaranteeing overnight delivery. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Registrable Securities pursuant to the Registration Statement. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the SEC pursuant to the Securities Act.

The undersigned hereby acknowledges and is advised of the following Interpretation A.65 of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling:

“An Issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling stockholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement become effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including the answers to this Questionnaire) are correct.

[Signature page follows.]

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

[____________________]

By:

Name:

Title:

Dated: [____________________]

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